UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2007

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Continental Airlines, Inc. (the "Company") and The Boeing Company ("Boeing") have amended Purchase Agreement No. 2484, dated as of December 29, 2004 (the "787 Agreement"), to add five firm order Boeing model 787-9 aircraft to the 787 Agreement, to substitute twelve firm order Boeing model 787-8 aircraft for the larger model 787-9 aircraft and to increase the number of options the Company has to acquire Boeing model 787 aircraft. The five new firm order Boeing 787-9 aircraft are scheduled for delivery in 2013, and the twelve substitute 787-9 aircraft are scheduled for delivery in 2011 and 2012. This amendment, which takes the form of Supplemental Agreement No. 5 to the 787 Agreement, is dated as of March 12, 2007. Boeing is the Company's principal supplier of new jet aircraft. The press release announcing the Company's additional 787 aircraft is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

March 12, 2007	By: /s/ Lori A. Gobillot
Lori A. Gobillot
Staff Vice President and Assistant General Counsel

EXHIBIT INDEX

99.1 Press Release